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                                                                   EXHIBIT 10.20

                        TRADEMARK DISTRIBUTION AGREEMENT

         THIS TRADEMARK DISTRIBUTION AGREEMENT ("Agreement") is entered into and effective as of this ______ day of ________, 199_, by and between Meade Instruments Corporation ("Meade"), a California corporation having a place of business at 16542 Millikan Avenue, Irvine, California 92714 U.S.A., and
________________________________________________________________________________
________________________________________________________________________________
("Distributor"), with reference to the following facts:

                                 R E C I T A L S

         A. Meade has used for many years the trademarks MEADE and M logo and the combination thereof, as shown on Exhibit A hereto, and has developed certain intellectual property rights in connection therewith (all such trademarks, trade names and intellectual property rights, taken either individually or collectively, hereinafter referred as the "Trademarks"). Meade manufactures and sells, and licenses others to manufacture and sell _____________________________ incorporating the Trademarks hereinafter the "Products").

         B. Distributor believes that it possesses the facilities and ability to promote the sale of the Products and desires to sell the Products in the territory hereinafter described.

         C. Meade desires to have Distributor promote and sell the Products in such territory on the terms and conditions set forth herein .

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.       DISTRIBUTORSHIP

         1.1 Appointment: Meade hereby appoints Distributor as its ____________________________________ distributor for the promotion and sale of the Products to retailers and/or end users within the following territory:
_________________________________________________________________ (hereinafter the "Territory"). During the term of this Agreement, Meade shall not appoint any other or different person, firm or corporation to sell the Products in the Territory.

         1.2 Acceptance: Distributor accepts the foregoing appointment to promote and to sell the Products within the Territory and agrees to make all sales hereunder in accordance with this Agreement.

         1.3 Term: The term of this Agreement and Distributor's appointment hereunder shall commence on the effective date above and shall continue indefinitely unless and until the Agreement is terminated pursuant to Paragraph
3.1 or 3.2 herein.
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         1.4 Sales Outside the Territory: Distributor shall not actively solicit orders for the Products outside the Territory, nor establish or maintain any branch or distribution depot outside the Territory for the Products, without the express prior written consent of Meade. However, Distributor may fill orders for the Products received from outside the Territory that were not solicited by Distributor.

         1.5 Selling Rights Reserved: Meade reserves the right to sell the Products, either directly, or through its licensees or other distributors, throughout the rest of the world, except the Territory.

2.       OPERATIONS

         2.1 Orders: All orders Meade receives for the Products from Distributor are subject to acceptance by Meade. Meade will use its best efforts to fill accepted orders as promptly as practicable, subject, however, to delays caused by acts or omissions of Distributor, government orders or requirements, transportation conditions, labor or material, shortages, strikes, riots, fires, or any other cause beyond Meade's control. In all cases, Meade will use its best efforts to advise Distributor in advance of any inability to make full and timely delivery of any of the Products which Distributor has ordered.

         2.2 Prices: The prices to be paid to Meade for the Products shall be the distributor price for the Products in effect at the time of receipt by Meade of the order therefor. Meade may change its wholesale prices at any time without notice, but Meade shall attempt to notify Distributor of any such changes as far as possible in advance of the effective date thereof.

         2.3 Payment for Products: Distributor shall pay the price for the Products purchased by it prior to shipment in cash or by other instruments acceptable to Meade.

         2.4 Delivery Date: Meade shall arrange for transportation of the Products to Distributor as hereinbelow provided in such manner as is reasonably calculated to provide delivery of the Products to Distributor on or about the delivery date specified in the order therefor. The delivery date shall automatically be extended hereunder for any period resulting from causes beyond Meade's control or without Meade's fault or negligence. Delays in delivery shall not be a breach of this Agreement provided the Products are delivered within a reasonable time after the delivery date. In all events, Meade shall not be liable in damages for delays or defaults in deliveries. Distributor's sole and exclusive remedy for unreasonable delays in delivery shall be its right to cancel the order therefor.

         2.5 Shipment: Meade will arrange for the shipment of Products from Meade's warehouse in Irvine, California to the


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Distributor at the destination address shown in the order therefor, via a carrier of the Distributor's choice. The Products will be shipped under a straight bill of lading naming Distributor as Consignee to be sent to Distributor at said destination address. The Products shall be packaged or containerized, and the terms of shipment shall be as Meade shall elect. The Products shall be shipped F.O.B. warehouse Irvine, it being specifically agreed that Distributor shall pay all costs of shipment, and that the risk of loss of the Products shall pass to Distributor as soon as the carrier has received the Products from Meade's warehouse.

         2.6 Taxes: To the extent that the sales price does not include any federal, state, foreign or local sales, use, property or other taxes or charges, of whatever type whatsoever, that may be levied or assessed by reason of the sale or purchase of the Products and any interest therein or by reason of the possession by Meade of the Products and any interest therein prior to consummation of the sale thereof, any such tax or charge shall be the liability of, and shall be paid by Distributor, and if Meade is charged with the collection or payment thereof, the amount of said tax or charge shall be added to the sales price of the Products and paid by Distributor.

         2.7 Efforts, Facilities and Personnel: Distributor will use its best efforts to promote demand for and sale of the Products within the Territory and will maintain adequate facilities and sales, service, and repair personnel for such purposes. Distributor agrees that it shall not engage, participate or otherwise become involved in any activity or course of action that, in Meade's sole determination, diminishes and/or tarnishes the image and/or reputation of the Trademarks. In order to maintain the image and reputation of the Trademarks, Distributor further agrees to abide by the policies and procedures established by Meade from time to time, in its sole discretion, regarding, without limitation, trademark usage and notices, advertising, promotion activities and media relations. Distributor shall at all times comply with all local, state, federal and foreign laws, ordinances and regulations governing the importation, exportation, sale and distribution of the Products.

         2.8 Place of Business: Show Room and Service Department: Distributor shall maintain at all times a place of business and show room satisfactory to Meade and Meade shall have the right at all reasonable times during business hours to inspect such place of business and show room.

         2.9 No Right to Use Name: Distributor may not use the name Meade, or any of the other Trademarks, in any sign, store name, trading style or dba. Distributor shall not form or register any company or business whose name includes the Meade name. However, Distributor may use the Meade name or other Trademarks in



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advertising or promotional materials during the continuance of this Agreement;
provided, however, that prior to such use by Distributor, Distributor shall have obtained the written approval from Meade regarding the form of such usage, which form shall identify the Distributor, and comply with clause 5.2 below. In case of termination of this Agreement or, at any time upon request of Meade, Distributor shall discontinue use of such name in any advertising or promotional materials and thereafter shall not use the Meade name or Trademarks directly or indirectly in connection with its business, nor use any other name, title, or expression so nearly resembling it as would be likely to lead to confusion or uncertainty or to deceive the public.

         2.10 Currency: All payments made pursuant to this Agreement and all calculations of amounts under this Agreement shall be in U.S. dollars.

         2.11 No Competition: During the term of this Agreement, Distributor shall not market, distribute, sell or otherwise represent any other goods within the Territory which compete with the Products or which Meade reasonably determines, in its sole discretion, to be likely to conflict with Distributor's obligation to use its best efforts to represent and sell Products within the Territory. Distributor further agrees not to engage in any other business activity which would be competitive with Meade without obtaining the prior written consent of Meade.

         2.12 Non-Transferability of Rights: Distributor shall not grant, assign, sublicense or otherwise convey or transfer any rights inuring to Distributor or any obligation or duties owed by Distributor to Meade under this Agreement, without the prior written consent of Meade. Meade, however, may assign or transfer any and/or all of its rights or obligations under this Agreement without prior notice to, or approval of, Distributor.

         2.13 Indemnification: Distributor shall indemnify, defend and hold Meade and its respective directors, officers, agents and employees harmless from any and all liabilities, claims, obligations, suits, judgments and expenses whatsoever, including court costs and attorneys' fees, which Meade may incur or which may be asserted against Meade, and which arise or occur with respect to the operation of Distributor's business as it relates to this Agreement. Such indemnity shall extend to all Products and all advertising and promotional materials and activities related thereto, notwithstanding Meade's approval of advertising and promotional materials and activities, and to any and all liabilities and claims incurred after the termination of this Agreement but which are based on acts or events which proximate cause arose during this Agreement. Meade shall have the right to defend any such action or proceeding with attorneys of its own selection.



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         2.14 Returns: Disclaimer of Warranties: Distributor may return or exchange only those Products which are damaged or defective prior to delivery. Distributor may ship such damaged or defective Products back to Meade for replacement or credit, as determined by Meade, in its sole discretion. If Distributor ships such damaged or defective Products back to Meade or an entity authorized by Meade, all shipping costs and any and all expenses related thereto shall be borne solely by Distributor unless otherwise authorized by Meade. In no event shall Meade's liability for damaged or defective Products exceed the purchase price of such damaged or defective Products. Notwithstanding the foregoing, Distributor acknowledges and agrees that Meade shall not be obligated to accept the return of any Products, exchange any Products or otherwise credit Distributor for any Products, and that Meade's decision with respect thereto shall be in Meade's sole discretion and shall be final and binding.

EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE PRODUCTS ARE PROVIDED "AS IS" WITHOUT ANY FURTHER WARRANTY OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MEADE ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF MEADE FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES (EVEN IF MEADE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING OUT OF OR IN CONNECTION WITH THE SALE OF THE PRODUCTS.

3.       TERMINATION

         3.1 Termination by Meade for Cause: Meade may terminate this Agreement at any time for cause reasonably deemed by Meade to justify such termination, and by giving Distributor six (6) months notice.

         3.2 Termination by Either Without Cause: Either party may terminate this Agreement at any time without cause by giving the other party six (6) months written notice of termination.

         3.3 Applicability of Terms After Termination: In the event of termination, this Agreement shall remain applicable to any orders for the Products which Distributor has previously placed and, so long as Distributor is indebted or otherwise obligated to Meade.

         3.4 Effect of Termination: In the event of the termination of this Agreement by either party for any reason, Distributor shall immediately:

             (a) cease the sale and distribution of the Products, except in accordance with this Section 3:

             (b)      cease all use of the Trademarks;



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                  (c)      delete any reference to the Trademarks and Meade
         from any and all advertising, promotional and directory materials, including all references to having previously been a distributor of Meade; and

                  (d) send to Meade an inventory of any Products in Distributors possession.

         3.5 Repurchase of Products on Termination: Meade may, at its option, repurchase from Distributor at the net price paid by Distributor to Meade, plus actual freight on the shipment thereof by Meade, any such Products. On demand, Distributor shall deliver such Products to Meade forthwith, and Meade shall pay the repurchase price therefor within ten (10) days of the receipt by it of shipment. Meade reserves the right to reject any Product not in first-class condition.

4.       OWNERSHIP OF THE TRADEMARKS

         4.1 Ownership by Meade: Distributor acknowledges that the Trademarks are owned solely by Meade, and any use by Distributor of such Trademarks shall inure only to the benefit of Meade. Distributor agrees to assign, and does hereby assign to Meade any and all right, title and interest which it has obtained, or may obtain, in the Trademarks. Distributor agrees that it will not seek or obtain any registration of the Trademarks in any name or participate directly or indirectly in such registration without Meade's prior written consent.

         4.2 No Warranty: Distributor acknowledges that it is often difficult, particularly in foreign countries, to obtain clear, registered title to trademarks and other intellectual property rights. Accordingly, Distributor agrees that the rights granted herein exist only to the extent that Meade owns such rights, and no warranty, express or implied, is made with respect thereto or with respect to the rights of any third parties that may conflict with the rights granted herein. Furthermore, Meade, at its sole discretion, shall have the right, but not the obligation, to seek registrations for the Trademarks as it deems necessary.

         4.3 Appointment of Attorney-in-Fact: Distributor hereby irrevocably appoints Meade as its attorney-in-fact for the limited purpose of executing any and all documents and performing any and all acts necessary to give effect and legality to the provisions of Section 4 of this Agreement.

5.       USE, DISPLAY AND PROTECTION OF THE TRADEMARKS

         5.1 Use of the Trademarks: Distributor agrees to use the Trademarks in a commercially acceptable and reasonable manner and style, as determined by Meade, in its sole discretion, to protect and enhance the image and reputation of Meade and the Trademarks.



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         5.2 Trademark Notice: All Products distributed or sold by Distributor, and all advertising and promotional materials shall state that the Trademarks are owned by Meade Instruments Corporation of Irvine, California. Distributor agrees to use the following form of such notice, or its equivalent in the appropriate foreign language, which Meade may change from time to time, in its sole discretion:

                     MEADE and the M Logo are trademarks of
                          Meade Instruments Corporation
                        (R) U.S.A. and Selected Countries
                     (C) 19__ Meade Instruments Corporation
                              All Rights Reserved.

         5.3 No Infringing Use: Distributor shall not have the right to use the Trademarks in any manner that conflicts with the rights of any third party. If, in Meade's sole determination, the use of the Trademarks on any or all of the Products infringes the rights of any third party, or weakens or impairs Meade's rights in the Trademarks, then Distributor agrees to immediately terminate or modify such use in accordance with Meade's instructions, and Distributor shall have no right of damages, offset or termination in connection with this Agreement. In the event Distributor fails to terminate or modify such use as directed by Meade, Meade may, in its sole discretion, terminate this Agreement in accordance with paragraph 3 hereof.

6.       LEGAL ACTIONS

         Distributor agrees to cooperate with and assist Meade in protecting and defending the Trademarks, and shall promptly notify Meade in writing of any infringements, claims or actions by others in derogation of the Trademarks; provided, however, that Meade shall have the sole right to determine whether any action shall be taken on account of such infringements, claims or actions.

7.       INTERPRETATION AND ENFORCEMENT

         7.1 Notices: Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally delivered or when deposited in the United States mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

                  (a)      In the case of Meade, to ___________________________
_______________________________________________________________________________
_______________________________________________________, or to such other person or address as Meade may from time to time provide to Distributor.

                  (b)      In the case of Distributor, to _____________________
_______________________________________________________________________________


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________________________________________________________, or to such other person or address as Distributor may from time to time furnish to Meade.

         7.2 Distributor Not Agent or Legal Representative: This Agreement does not constitute Distributor the agent or legal representative of Meade for any purpose whatsoever. Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, in behalf of or in the name of Meade or to bind Meade in any manner. In this connection, it is expressly understood that Distributor shall have no right or authority, and shall not attempt to modify in any manner the specific terms or conditions of any product warranty (or any disclaimer thereof) applicable to any Products pursuant to the announced policy of Meade in effect from time to time. Further, the parties acknowledge and agree that this Agreement is strictly a distribution agreement and does not constitute, and shall not be construed as, an intellectual property rights license agreement or a manufacturer's agreement.

         7.3 Completeness: This Agreement contains all of the agreements, understandings, representations, conditions, warranties and covenants made between the parties hereto. All modifications and amendments hereto must be in writing.

         7.4 Assignment: This Agreement constitutes a personal contract and Distributor shall not transfer or assign the Agreement or any part thereof without written consent of Meade.

         7.5 No Implied Waivers: The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be construed or held to be a waiver of the provision itself.

         7.6 Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. It is further agreed that this Agreement is deemed to be consummated in the State of California, U.S.A. and the forum for any dispute shall be the Federal Courts located in the State of California whose jurisdiction is the County of Orange, or the Superior Court of California for the County of Orange' whichever is appropriate.

         7.7 Attorneys' Fees: In any action or proceeding between the parties hereto with respect to any of the terms or provisions of this Agreement, the prevailing party shall be entitled, in addition to other relief, to its reasonable costs and expenses, not limited to taxable costs, and to reasonable attorneys' fees.

         7.8 Severability: Should any party of this Agreement for any reason be declared invalid, such decision shall not affect the


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validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, as it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of the Agreement without putting therein any such part, or parts, or portions which may, for any reason, be hereafter declared invalid.

8.       ADDITIONAL TERMS AND CONDITIONS
















         IN WITNESS WHEREOF, the parties have executed this Trademark Distribution Agreement the day and year first hereinabove mentioned.


"Meade"


By:____________________________________________________________________________

Name (printed) and Title:______________________________________________________


"Distributor"


By:____________________________________________________________________________

Name (printed) and Title:______________________________________________________



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                                    EXHIBIT A





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